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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Plan of Perclose, Inc. of our reports dated May 1, 1996, with respect to the financial statements of Perclose, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

San Jose, California
December 12, 1996